                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant / /

Filed by a Party other than the Registrant / /

Check the appropriate box:


/ /  Preliminary Proxy Statement           / / Confidential, for Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
/x/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                NextHealth, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  No fee required

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                NEXTHEALTH, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 22, 1997
                              ---------------------


         Notice is hereby given that the Annual Meeting of Stockholders of NextHealth, Inc., a Delaware corporation (the "Company") will be held at 10:00 a.m. Central Time at the Hyatt Regency O'Hare, 9300 W. Bryn Mawr, Rosemont, Illinois on May 22, 1997 for the following purposes:

         1. Election of Directors. To elect two directors to hold office for terms of three years each and until their successors have been elected and qualified.

         2. Appointment of Independent Auditors. To act upon the recommendation of the Board of Directors on the appointment of Ernst & Young LLP as the Company's independent auditors for 1997.

         3. Other Matters. To act upon such other matters as may properly come before the meeting or any postponements or adjournments thereof.

         Holders of Common and Series A Preferred Stock of record at the close of business on April 24, 1997 shall be entitled to notice of and to vote at the meeting or any postponements or adjournments thereof. Only stockholders of record and guests of the Company shall be entitled to attend the Annual Meeting.

                                       By Order of the Board of Directors,

                                       /s/ Bertha B. Kenny
                                       -------------------
                                       Bertha B. Kenny
                                       Secretary

April 28, 1997
Tucson, Arizona

               PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE
                   ENCLOSED PROXY CARD IN THE POSTAGE PREPAID,
              ENCLOSED ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING,
              YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE
                      PREVIOUSLY RETURNED YOUR PROXY CARD.

                                NEXTHEALTH, INC.

                          16600 N. Lago Del Oro Parkway
                              Tucson, Arizona 85739
                                 April 28, 1997
                               -------------------
                                 PROXY STATEMENT
                               -------------------
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 22, 1997

         This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of NextHealth, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 a.m., Central Time at the Hyatt Regency O'Hare, 9300 W. Bryn Mawr, Rosemont, Illinois on May 22, 1997 or at any and all postponements or adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting.

         This Proxy Statement, the Notice of Meeting and the accompanying Proxy Card are first being mailed to stockholders on or about April 28, 1997. The Annual Report to Stockholders (including financial statements for the year ended December 31, 1996) which is not part of this proxy solicitation material, is being mailed simultaneously to all stockholders of record.

                               GENERAL INFORMATION

         Only stockholders of record at the close of business April 24, 1997, (the "Record Date"), will be entitled to notice of and to vote the shares of common stock of the Company, par value $.01 per share ("Common Stock") or Convertible Preferred Stock, Series A, par value $.01 per share ("Series A Preferred Stock"), held by them on such date at the Annual Meeting or any and all postponements or adjournments thereof. On the Record Date, 8,554,938 shares of Common Stock and 46,065 shares of Series A Preferred Stock were outstanding and entitled to vote at the Annual Meeting.

         Each share of Common Stock entitles the holder thereof to cast one (1) vote and each share of Series A Preferred Stock entitles the holder to cast one-hundred (100) votes on the matters to be voted upon at the Annual Meeting.

         If the accompanying proxy card is properly signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders in the accompanying proxy card will vote for the election as directors of the nominees listed herein; for the appointment of Ernst & Young LLP as the Company's independent auditors for 1997; and, as recommended by the Board of Directors with regard to all other matters or if no such recommendation is given, in their own discretion.

         The tabulation of proxies and the votes cast at the meeting will be conducted and certified to by an independent inspector of elections.

         Each proxy granted may be revoked by the stockholder giving such proxy at any time before it is exercised by filing with the Secretary of the Company a revoking instrument or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the proxy attends the Annual Meeting in person and so requests in writing. Attendance at the Annual Meeting will not, in itself, constitute revocation of the proxy.

         The presence at the Annual Meeting, in person or by Proxy, of a majority of the shares of Common Stock (including shares of Common Stock represented by the Series A Preferred Stock on an "as converted" basis) outstanding on the Record Date, will constitute a quorum for the conduct of business.

                              ELECTION OF DIRECTORS

         The Board of Directors of the Company currently consists of five persons elected by the holders of Common Stock ("Common Directors") and four persons elected by the holders of the Series A Preferred Stock ("Preferred Directors"). The Common Directors serve staggered three-year terms in such a way that approximately one-third of the total number of directors is elected each year. The terms of office of two Common Directors expire at the Annual Meeting. The Board of Directors has nominated Joseph R. Cruse, M.D., and Neil E. Jenkins, Esq., for re-election as Common Directors for terms of three years and until their respective successors are duly elected and qualified.

         It is the intention of the persons named as proxies to vote the proxies for the election of Dr. Cruse and Mr. Jenkins as Common Directors unless the stockholders direct otherwise in their proxies. The Board has no reason to believe that either Dr. Cruse or Mr. Jenkins will not serve if elected, but if either should become unavailable to serve as a director, and if the Board shall designate a substitute nominee, the persons named as proxies intend to vote for the substitute nominee designated by the Board of Directors.

         The following information is submitted concerning the nominees for Common Director and the Common and Preferred Directors continuing in office:

NOMINEES:

         JOSEPH R. CRUSE, M.D.
         Director Since:  1991
         Age:  67

         Dr. Cruse is currently a consultant in addiction medicine. From 1988 to 1992, he was the Clinical Director of ONSITE Training and Consulting, Inc. He also maintained a private consulting practice in the treatment of alcoholism and other drug dependencies. He is a certified addictionologist. From 1985 to 1988, Dr. Cruse was the Medical Director of the R.J. CARON Foundation. He was also the founding Medical Director of The Betty Ford Center. Dr. Cruse is the author and co-author of numerous books regarding addictions and dependencies. He received his Doctor of Medicine degree in 1957 from the University of Colorado and his Bachelor of Science and Master of Science degrees from the University of Denver in 1952 and 1953, respectively.

         NEIL E. JENKINS, ESQ.
         Director Since:  1994
         Age:  47

         Mr. Jenkins is a golf tour and travel consultant. From 1993 to 1996, Mr. Jenkins was Executive Vice President and Secretary and a member of the Board of Bally Gaming International, Inc. Mr. Jenkins served as Vice President, Secretary and General Counsel of Bally Manufacturing Corporation from 1985 through 1992. Mr. Jenkins graduated from Brown University and the Loyola University School of Law in 1971 and 1980, respectively. Mr. Jenkins was appointed to the Board of the Company in December, 1994 to conclude the unfinished directorship term of Mr. A. Steven Crown, who resigned.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF DR. CRUSE AND MR. JENKINS AS DIRECTORS.

DIRECTORS CONTINUING IN OFFICE:

         (TERMS EXPIRING AT 1998 ANNUAL MEETING OF STOCKHOLDERS)

         WILLIAM T. O'DONNELL, JR.
         Director Since: 1984
         Age:   48

         Mr. O'Donnell is the Chairman of the Board and Chief Executive Officer of the Company. He has been the Chairman of the Board since 1984 and was, until year end 1994, also the Company's Chief Executive Officer. He became Chief Executive Officer again in November, 1996 following the resignation of John H. Schmitz. From February 1984 until February 1993, Mr. O'Donnell held and he currently holds the title of President. Mr. O'Donnell is the Managing Director of ODE, LLC, of Chicago, Illinois an investment and development company. Previously, Mr. O'Donnell was employed by Bally Manufacturing Corporation from 1971 to 1983 in various marketing and corporate positions. He served as President of two major divisions and was a corporate Vice President of Bally. Mr. O'Donnell is a member of the Committee to Advance the Center for Alcohol and Addiction Studies at Brown University. He also serves on the National Board of Directors of Boy's Hope. Mr. O'Donnell received his Bachelor of Arts degree from Brown University in 1971 and a Master of

         Management degree from the Kellogg Graduate School of Management at Northwestern University in 1978.

         STEPHEN L. BERGER, ESQ.
         Director Since: 1996
         Age:     52

         Mr. Berger became a director in November, 1996 to fill the vacancy created by the resignation and remaining term of John H. Schmitz. He is a partner with the Chicago law firm of Neal, Gerber & Eisenberg. From 1985 to 1989, Mr. Berger was a Senior Vice President in the hotel group at VMS Realty Partners, a Chicago investment firm. During such time, he was actively engaged in the acquisition and operation of 10 hotel and resort properties. Mr. Berger specializes in real estate matters and, in particular, hotels and resorts. Prior to 1985, Mr. Berger was a partner in the Chicago law firm of Friedman & Koven in the real estate practice area. Mr. Berger received a B.A. in history from the University of Illinois and a JD from Chicago Kent College of Law.

         (TERMS EXPIRING AT 1999 ANNUAL MEETING OF STOCKHOLDERS)

         GEORGE L. RUFF
         Director Since:  1996
         Age:     48

         Mr. Ruff is currently Chairman and Chief Executive Officer of Fall Creek Partners, Inc., of Chicago, Illinois, a company founded by him in 1993 providing investment advisory and asset management services to the hospitality industry. Prior to 1993, Mr. Ruff's investment activities included the acquisition and reorganization of Amtrade International Bank, a former subsidiary of First American Bank. Amtrade, of which Mr. Ruff is co-chairman, specializes in trade finance with a concentration in Central and South America. During the period from 1990-1992, Mr. Ruff was a Partner and Executive Vice President-Real Estate for the Ritz Carlton Hotel Company, during which time he was responsible for determining and implementing Ritz's national and international expansion strategy. During his tenure, Ritz grew from 14 to 25 hotels. In 1987, Mr. Ruff co-founded Ruff, Callaghan & Hemmeter Company, a Chicago based partnership formed to acquire, develop, finance, renovate, asset manage and dispose of major hotel properties in the United States and abroad. In 1983, Mr. Ruff co-founded the VMS Hotel Division, an autonomous partnership within VMS which acquired some 54 hotels and resorts prior to his founding Ruff, Callaghan & Hemmeter in 1987. Prior to 1983, Mr. Ruff had been Executive Vice President of and Director of Operations for Seymour N. Logan Associates, Inc., a position which he advanced to during his 10 years with the firm. Mr. Ruff is a cum laude graduate of DePaul University, and is a Certified Public Accountant.

PREFERRED DIRECTORS

         The holders of Series A Preferred Stock, as a class, are entitled to elect four directors to the Company's Board of Directors who serve at the will of the holder of Series A Preferred Stock. The Series A Preferred Stock is currently held by an affiliate of Apollo Real Estate Advisors ("Apollo").
The following are the Preferred Directors of the Company:

         LEE S. NEIBART
         Director Since: 1996
         Age:     46

         Mr. Neibart has been employed by Apollo since 1993 and a partner since 1994. Apollo acts as managing general partner of The Apollo Real Estate Investment Funds ("Apollo Investment"), two private investment funds with investment parameters ranging from direct and indirect real property interests, to public and private debt securities and bank and mortgage debt and to public and private equity investments. Prior to 1993, Mr. Neibart was Executive Vice President and Chief Operating Officer of the Robert Martin Company, a private real estate development/management firm based in Westchester County, New York. Mr. Neibart is a director of Roland International, Inc., and Koger Equity, Inc. Mr. Neibart holds a BA in Real Estate from the University of Wisconsin and an MBA from New York University. He is also the past President of the New York Chapter of the NAIOP.

         W. EDWARD SCHEETZ
         Director Since: 1996
         Age:     32

         Mr. Scheetz has been a partner of Apollo since 1993 and has directed the investment activities for The Apollo Real Estate Investment Funds since that time. Prior to 1993, Mr. Scheetz was a principal of Trammell Crow Ventures, a national real estate firm. Mr. Scheetz is a director of Koger Equity, Inc., Koll Management Services, Inc., Capital Apartment Properties, Inc., Roland International, Inc., Allright Corp., and Western Pacific Housing, Inc. Mr. Scheetz holds an A.B. in Economics, Magna Cum Laude, from Princeton University.

         BRUCE SPECTOR
         Director Since: 1996
         Age:     54

         Since 1995, Mr. Spector has been a partner of the Apollo organization, a group of entities which direct the investment activities of the Apollo Real Estate Investment Funds and the Apollo Investment Funds which are engaged in corporate investment activities. From 1993 to 1995, Mr. Spector served as a senior consultant to the Apollo Investment and Real Estate Investment Funds. Prior to 1993, Mr. Spector was a member of the law firm of Stutman, Treister and Glatt, spending a substantial amount of that time as a senior partner and head of the firm's executive committee. Mr. Spector has specialized in restructurings, insolvency reorganizations and related bankruptcy matters, serving as lead debtor counsel in a number of major reorganizations including the Wickes Companies and Storage Technology, Inc. Mr. Spector is a director of United International Holdings, Inc., Telemundo Group, Inc., Vail Associates, Inc and Metropolis Real Estate Investment Trust. Mr. Spector holds a BA in Economics, Phi Beta Kappa, from the University of Southern California and a JD from the UCLA School of Law.

         ALFRED C. TRIVILINO
         Director Since: 1996
         Age:     33

         Mr. Trivilino has been associated with Apollo since 1995, most recently in the acquisitions group and prior to that as a Vice President of Winthrop Financial Associates, L.P., a Boston based real estate investor, property manager and owner. Prior to 1995, Mr. Trivilino specialized in mergers and acquisitions at Victor Capital Group, a New York based real estate merchant banking firm. From 1988 to 1993, Mr. Trivilino was Manager of Treasury Services at Pearson, Inc., the U.S. holding company for Pearson plc, a major multi-national British company. Mr. Trivilino began his career at Lazard Freres & Co., a New York based investment bank. Mr. Trivilino holds a BS in Finance from St. Johns University and has completed graduate level coursework at Fordham University.

COMPENSATION OF DIRECTORS

         Directors (Common and Preferred) who are not employees of the Company ("Outside Directors"), other than the Chairman, each receive a fee of $12,500 per year and $1,000 per meeting (Board or Committee) day attended, plus reimbursement of reasonable expenses. The Chairman of the Board receives a fee of $20,000 per year. The Preferred Directors received a pro-rata portion of the annual director's fee based upon their length of service in 1996. In addition, a Non-Employee Director Stock Option Plan (the "Plan") provides for the automatic granting of options to acquire shares of the Company's Common Stock to Outside Directors. The Company has reserved 300,000 shares of Common Stock for this purpose. In 1996, each Outside Director received, pursuant to this Plan an option to purchase 7,500 shares of Common Stock for his service on the Board of Directors plus an additional grant of options totaling 1,000 multiplied by the number of "Applicable Committees" of which such Outside Director is the Chairman. The Applicable Committees for purposes of the Plan in 1996 were the Company's Executive, Audit and Compensation Committees.

         Each Outside Director receives options to purchase a like sum of shares of Common Stock on the first business day of each fiscal year of the Company. In addition, upon an Outside Director's initial election to the Board of Directors, such Outside Director receives the grant of an option to purchase 10,000 shares of Common Stock. All options granted pursuant to the Plan are fully vested at the time of grant and expire one-year after a Director leaves office.

         Directors who are also full-time employees of the Company receive no additional compensation for their services as Directors.

DIRECTORS' ATTENDANCE

         In 1996, the Board of Directors of the Company met twelve (12) times. There were four (4) regular meetings and eight (8) special meetings. No current member of the Board failed to attend or was unexcused from any meetings of the Board or of any Committee on which such member served.

COMMITTEES OF THE BOARD

         The standing committees of the Board of Directors consist of the following:

         Executive Committee. The Executive Committee is currently comprised of Messrs. O'Donnell (Chairman), Jenkins, Neibart and Trivilino. The Executive Committee did not meet in 1996. The Executive Committee possesses all of the powers of the Board except the power to: (1) issue stock; (2) approve mergers with non-affiliated corporations; (3) declare dividends; and (4) exercise certain other powers specifically reserved by Delaware law to the Board.

         Compensation Committee. The Compensation Committee is currently comprised of Messrs. Jenkins (Chairman), O'Donnell, and Spector. It met three
(3) times during 1996. The functions and duties of the Compensation Committee include the establishment of compensation plans, guidelines and performance criteria for the executive officers of the company who include the Chief Executive Officer ("CEO") and those executive officers who report directly to the CEO. In February 1996, the Compensation Committee assumed the overall responsibility and authority previously held by the Stock Option Committee which administered the Company's 1990 and 1992 Employee Stock Option Plans.

         Audit Committee. The Audit Committee is currently comprised of Messrs. Ruff (Chairman), Trivilino and Berger. It met one (1) time in 1996. The functions of the Audit Committee are to select and recommend to the Board of Directors a firm of independent certified public accountants to audit annually the financial statements of the Company; to review and discuss the scope of such audit; to receive and review the audit reports and recommendations; to transmit recommendations, if any, of the Audit Committee to the Board of Directors; to review, from time to time, the accounting and internal control procedures of the Company and make recommendations to the Board of Directors for any changes deemed necessary in such procedures; and to perform such other functions as the Board of Directors from time to time shall delegate to that Committee.

         Nominating Committee. The Nominating Committee is currently comprised of Messrs. O'Donnell (Chairman) Spector and Jenkins. The functions of the Nominating Committee are to screen, select and recommend appropriate candidates for election to the Company's Board of Directors. It met twice in 1996. The Nominating Committee will consider nominees recommended by stockholders of the Company if the names and qualifications of such nominees are submitted in writing by November 30, 1997 to the Secretary of the Company, 16600 N. Lago Del Oro Parkway, Tucson, Arizona 85739, who will then forward the recommendation to the Chairman of the Nominating Committee.

OFFICERS AND PRINCIPAL EXECUTIVES OF THE REGISTRANT

         Listed below are the names and ages as of the Record Date of each of the officers and principal executives of the Company together with the principal positions and offices with the Company (or its subsidiaries) held by each:

       Name                         Age            Position
       ----                         ---            --------
William T. O'Donnell, Jr.           48      President, Chief Executive Officer, Director*
Livingston Platt                    49      Executive Vice President, Marketing/Strategic Planning
Loree Thompson                      33      Chief Financial Officer
Robert Schrader                     44      General Manager, Miraval
Terry A. Stephens                   41      Senior Managing Director, Sierra Tucson
Bertha Kenny                        48      Secretary

* Mr. O'Donnell is serving as the Company's Chief Executive Officer pursuant to a Consulting Agreement with ODE, LLC, an Illinois limited liability company controlled by Mr. O'Donnell. (See "Employment Agreements").

         William T. O'Donnell, Jr. See Directors' biographical material on Page
4.

         Livingston Platt. Mr. Platt, Executive Vice President of Marketing/Strategic Planning, joined the Company in January 1996. Prior to joining the Company, Mr. Platt was Executive Vice President, Creative Director, at The Martin Agency, Inc., a division of Interpublic. Previously, he was President of National Direct Marketing Corporation, Executive Creative Director for Wunderman Worldwide, and Senior Vice President at Eastern Exclusives, Inc. His career includes extensive experience in strategic planning and development, advertising and marketing. Mr. Platt received a Bachelors degree from Northwestern University in 1969.

         Loree Thompson. Ms. Thompson has been the Chief Financial Officer of the Company since November 1996. She joined the Company in October 1992 and has held various positions including Controller and Director of MIS. Prior to joining the Company she was employed by Community Care Network in various financial and systems management roles. Previously, Ms. Thompson worked for Ernst & Young in Phoenix, Arizona. Ms. Thompson is a Certified Public Accountant and received her Bachelor of Science degree as a Cum Laude graduate in Accounting and Management Information Systems in 1987 from the University of Arizona.

         Robert Schrader. Mr. Schrader joined Miraval in September 1996 as its General Manager. His extensive background in the hotel industry, spanning twenty-two years, includes his having worked for both the Ritz-Carlton and the Four Seasons hotels. He also has a background in organizational development and strategic planning. Mr. Schrader received a Bachelor's Degree in marketing from Southern Illinois University in 1975.

         Terry A. Stephens. Mr. Stephens has been the Senior Managing Director of Sierra Tucson since May 1995. Prior to joining the Company, Mr. Stephens was the Chief Executive Officer of CPC St. John's River Hospital, a psychiatric hospital in Jacksonville, Florida. From 1990 to 1994, Mr. Stephens was Chief Executive Officer at Charter Retreat, Decatur, Alabama and Charter by the Sea, St. Simons Island, Georgia. Previously, Mr. Stephens worked in various director and administrative positions at The Psychiatric Institute of Richmond, Richmond, Virginia. Mr. Stephens received his Master of Business Administration degree from Virginia Commonwealth University, Richmond, Virginia, in 1989, and his Bachelor of Arts degree from Marshall University, Huntington, West Virginia.

         Bertha Kenny. Ms. Kenny has been the Corporate Secretary of the Company since May, 1996. In addition to her Corporate Secretary duties, Ms. Kenny also serves as Director of Administration. She joined the Company in December, 1990 and has held various positions including Assistant to the President. From 1989 to 1990, Ms. Kenny was part of the start-up team for the Greater Tucson Economic Council. Prior to that, from 1983 to 1989, she worked as an Administration Analyst for the IBM Corporation in Tucson. She attended Pima Community College and Northern Arizona University.

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

         The following table sets forth information concerning the annual and long term compensation for services rendered in all capacities to the Company during the three fiscal years ended December 31, 1996 of (i) those persons serving as the Chief Executive Officer during 1996, (ii) the four other most highly compensated Executive Officers of the Company and (iii) the two individuals whose total compensation exceeded $100,000 who were not serving as Executive Officers at the end of 1996 (collectively, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                            LONG TERM
                                                                                           COMPENSATION
                                                             ANNUAL COMPENSATION           ------------
                                                             -------------------            SECURITIES
                                                                        ALL OTHER           UNDERLYING
                                                                          ANNUAL              OPTION              ALL  OTHER
                                    FISCAL    SALARY       BONUS      COMPENSATION(1)         AWARDS           COMPENSATION(2)
NAME AND PRINCIPAL POSITION           YEAR      ($)         ($)             ($)                 (#)                  ($)
---------------------------           ----      ---         ---             ---                 ---                  ---
William T. O'Donnell, Jr.,          1996       -0-          -0-             -0-                 8,500                 -0-
President & Chief                   1995       -0-          -0-             -0-                83,500                 -0-
Executive Officer(3)                1994    160,417         -0-             -0-                  -0-               2,411

John H. Schmitz,                    1996    257,827         -0-             -0-                  -0-             308,613
former President & Chief            1995    247,515         -0-             -0-               100,000              8,652
Executive Officer(3)                1994    220,000         -0-             -0-               100,000              4,993

Terry A. Stephens,                  1996    136,395         -0-             -0-                50,000              4,829
Senior Managing Director            1995     69,850       5,000             -0-                25,000             35,752
Sierra Tucson(4)

Livingston Platt,                   1996    213,042      18,750             -0-               100,000             66,121
Executive Vice President of
Marketing/Strategic Planning(5)

Sigi Brauer,                        1996    141,022      37,500             -0-                50,000                 -0-
Former President of the
Miraval Resort Group(6)

Wayne Morrison,                     1996    151,696         -0-             -0-                  -0-              20,325
former Vice President, Chief        1995     18,247         -0-             -0-                50,000             10,417
Financial Officer, Treasurer(7)

Kenneth J. Whitaker,                1996     88,761      15,000             -0-                40,000             34,243(8)
former Vice President(8)            1995    105,000      15,000             -0-                29,500              4,222
                                    1994    103,958      25,000             -0-                28,000              1,554


(1) This column includes information relating to other annual compensation not included under the columns labeled "Salary" and "Bonus" to the extent that it exceeds $50,000 or 10% of the sum of such columns.
(2) In 1996 the Company paid annual premiums of $2,376 and $494, on term life insurance policies for Messrs. Schmitz and Stephens and paid contributions of $4,583 and $4,235 to the Company's 401(k) plan on behalf of Messrs. Schmitz and Stephens. This column also includes medical reimbursements of $1,654 for Mr. Schmitz. Mr. Schmitz will be paid a $300,000 severance fee in 1997 pursuant to the term of his Separation Agreement and Mutual Release with the Company.
(3) Mr. Schmitz resigned as the Chief Executive Officer of the Company effective November 15, 1996. Mr. O'Donnell became the Chief Executive Officer pursuant to a Consulting Agreement between the Company and ODE, LLC, an Illinois limited liability company controlled by Mr. O'Donnell. Mr. O'Donnell had been the Chief Executive Officer of the Company from the formation of the Company until January 1, 1995.
(4) Mr. Stephens has been the Senior Managing Director of Sierra Tucson since May 1995.

(5) Mr. Platt became the Company's Executive Vice President of Marketing/Strategic Planning in January 1996. He received $66,121 in relocation expense in 1996.
(6) Mr. Brauer became President of the Miraval Resort Group on April 16, 1996. He resigned that position as of December 31, 1996 and is currently a consultant to the Company.
(7) Mr. Morrison resigned as Chief Financial Officer in August, 1996. He received $20,325 in relocation expense.
(8) Mr. Whitaker resigned as a full-time employee and became a consultant to the Company in October, 1996. He received the equivalent of eight months base salary as a severance payment. He received a $4,040 contribution to the Company's 401(k) plan in 1996 and $3,952 in 1995.

OPTION GRANTS IN LAST FISCAL YEAR

         The following table provides information on option grants in fiscal 1996 to the Named Executive Officers.

                                                      Individual                                        Potential Realizable
                                                        Grants                                            Value at Assumed
                                                     Percentage of       Present                        Annual Rates of Stock
                                                     Total Options       Exercise                        Price Appreciation
                                      Options          Granted to         Price       Expiration         for Option Term(6)
         Name                         Granted         Employees in      ($/Share)        Date
                                        (#)          Fiscal Year(5)                                        5%          10%
                                                                                                          ($)          ($)
----------------------------         ---------       --------------     ---------     ----------       -------      --------
William T. O'Donnell, Jr.(1)           8,500              -0-%            $3.25           (1)          $17,340      $ 44,030

John H. Schmitz(2)                        -0-             -0-                -0-          -0-             -0-           -0-

Terry A. Stephens(3)                  25,000              14               3.25       02/02/2006        51,000       129,500
                                      25,000                               4.88       02/02/2006        10,250        88,750

Livingston Platt(3)                   33,334              28               3.00       01/19/2006        63,001       159,337
                                      33,333                               4.50       01/19/2006        13,000       109,332
                                      33,333                               5.25       01/19/2006          -0-         84,332

Sigi Brauer(3)                        50,000              14               3.00       04/17/2006        94,500       239,000

Wayne Morrison(4)                         -0-             -0-                -0-          -0-             -0-           -0-

Kenneth J. Whitaker                   20,000            11.2               3.25       02/02/2006        40,800       103,600
                                      20,000                               4.88       02/02/2006         8,200        71,000

(1) Mr. O'Donnell received options pursuant to the Company's non-employee director Stock Option Plan. Under the terms of that plan, such options are fully vested at the time of grant and expire one-year following the date on which Mr. O'Donnell ceases to be a Director.
(2) Pursuant to the terms of the Separation Agreement and Mutual Release between Mr. Schmitz and the Company, all existing options held by Mr. Schmitz (300,000 shares) became fully vested and will expire on their original expiration date.
(3) The options granted to Messrs. Stephens, Platt, and Brauer in 1996 vest as follows: If employed by the Company at the time, one-fourth of the options are exercisable after one year from the grant date of the option, an additional one-fourth are exercisable after two years from the grant date of the option, an additional one-fourth are exercisable after three years from the grant date of option, and the balance becomes exercisable four years after the grant date. In 1994, the Compensation

         Committee adopted a policy that would result in the acceleration of the options of all employees in the event of a change of control of the Company.
(4)      Mr. Morrison resigned as Chief Financial Officer in August, 1996.
(5) The Company granted options representing 359,500 shares to employees in fiscal 1996.
(6) The assumed rates of appreciation in this table were set by the SEC and are not intended to predict appreciation of the Company's common stock prices. If the stock price does not increase above the exercise price, the options will be valueless.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

         The following table provides information on the value of the named executive officers' unexercised options at December 31, 1996. There were no option exercises by such officers in 1996.

                                            Number of Unexercised                       Value of Unexercised
                                                      Options                           In-the-Money Options
                                             At Fiscal Year End (#)(1)                 At Fiscal Year End(2)
         Name                       Exercisable               Unexercisable     Exercisable               Unexercisable
         ----                       -----------               -------------     -----------               -------------
William T. O'Donnell, Jr.(3)           35,750                      56,250           -0-                        -0-
John H. Schmitz(4)                    300,000                          -0-          -0-                        -0-
Terry A. Stephens                       6,250                      68,750           -0-                        -0-
Livingston Platt                           -0-                    100,000           -0-                        -0-
Sigi Brauer                                -0-                     50,000           -0-                        -0-
Wayne Morrison                             -0-                         -0-          -0-                        -0-
Kenneth J. Whitaker                    46,625                      68,375           -0-                        -0-

(1)      The number reflects options accumulated since October 1989.
(2) Fiscal year ended December 31, 1996. The closing price of the Company's Common stock on that day on the NASDAQ National Market System was $2.687. At that price no unexercised options, whether exercisable or unexercisable, were in-the-money.
(3)      See footnote 1 on previous chart.
(4)      See footnote 2 on previous chart.

EMPLOYMENT AND CONSULTING AGREEMENTS

         On November 15, 1996 ("Effective Date"), the Company's former Chief Executive Officer, John H. Schmitz resigned as an officer and director of the Company and entered into a Separation Agreement and Mutual Release ("Separation Agreement") with the Company. Pursuant to the Separation Agreement, Mr. Schmitz' Employment Agreement with the Company was terminated and, in lieu of other payments contemplated by Mr. Schmitz' Employment Agreement, the Company agreed to pay a severance payment in the amount of $300,000; payable in installments during 1997. In addition, Mr. Schmitz agreed to serve as a consultant to the Company for the six month period following the Effective Date for a consulting fee in the amount of $60,000 payable in monthly installments of $10,000 each commencing one month from the Effective Date. On the Effective Date, the options to purchase a total of 300,000 shares of Common Stock held by Mr. Schmitz vested and became immediately exercisable and will expire ten years from the original issue date thereof.

         William T. O'Donnell, Jr., became the Company's Chief Executive Officer on November 15, 1996. He is currently serving in that capacity on a part-time basis pursuant to a Consulting Agreement between the Company and ODE, LLC, an Illinois limited liability company controlled by

Mr. O'Donnell. Mr. O'Donnell served without compensation from November 15, 1996 to December 31, 1996. Pursuant to the agreement with ODE, LLC, from January 1 to April 30, 1997, ODE will have received $15,000 per month for Mr. O'Donnell's services. Effective May 1, 1997, ODE will receive $1,000 per day plus expenses for each service day not to exceed six per month. The Agreement is cancelable by either party on thirty days prior written notice.

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph on Page 18 shall not be incorporated by reference into any such filings.

                REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD
                        OF DIRECTORS OF NEXTHEALTH, INC.

         Decisions relating to compensation of the Company's executive officers are made by the Compensation Committee of the Board of Directors. The Compensation Committee's executive compensation policies are designed to clearly articulate and define the Board's philosophy with respect to executive compensation (including the Named Executive Officers). The Board's objectives are to provide direct linkage between the total compensation program and the accomplishment of the Company's business strategies and Company performance. Furthermore, the compensation program has been designed to enable the Company to attract, retain, and reward executive officers who contribute to the long-term success of the Company.

         Since February, 1993, the composition of the Compensation Committee has consisted entirely of Outside Directors. The Compensation Committee is empowered to provide oversight, set compensation and help formulate and approve compensation programs. In February, 1996, the Compensation Committee assumed responsibility for the oversight and administration of the Company's 1990 and 1992 Stock Option Plans formerly administered by the Stock Option Committee.

DUTIES AND RESPONSIBILITIES

         Historically, the specific responsibilities of the Compensation Committee have included:

         - The development and approval of compensation policies and guidelines for the Company's executive officers. Executive officers include the Chief Executive Officer and the other executive officers of the Company as that term is described in the rules of the Securities and Exchange Commission.

         - The formulation and approval of compensation plans for the executive officers based upon a review of competitive industry practices and the Compensation Committee's compensation philosophies and policies.

         - The review of the performance of the executive officers against specified annual corporate and individual objectives and the making of any annual base salary adjustments or annual or long-term incentive awards. Overall, the intent is to have more significant emphasis on variable compensation components and less on fixed cost components. The Committee believes this philosophy and program structure are in the best interests of the stockholders.

COMPENSATION PHILOSOPHIES

         The Compensation Committee has developed additional policies, guidelines, and programs relating to executive compensation which have included an alignment of the specific incentive components of compensation with measurable indicators of Company financial and strategically oriented performance indicators including earnings per share and gross revenues. Other factors considered in making compensation decisions include individual performance and position accountabilities. In establishing total executive compensation, the Compensation Committee seeks to be competitive with other companies in the Company's industry peer group. Historically, the Compensation Committee has relied upon an independent compensation consulting firm to assist it in analyzing peer-group compensation and in developing comprehensive, performance-based policies and guidelines for use in structuring compensation plans for the Company's executive officers. Base salaries are generally set at the average of the peer group. The number of options granted to the executive officers of the Company is generally determined on a basis comparable to other publicly held companies in the health care industry; although the Company does not adhere to any firmly established formula or schedule for the issuance of options.

COMPONENTS OF COMPENSATION

         The Company's executive compensation program generally consists of three components: base salary, an annual incentive (bonus) payment, and long-term incentives (which consist of stock options). Executives also participate in various other benefit plans, including medical and 401(k) plans generally available to all employees of the Company.

BASE SALARIES/ANNUAL CASH COMPENSATION

         Historically, executive officer base salaries have been reviewed and set annually by the Compensation Committee based on recommendations developed by the Committee's independent compensation consultant. Salary levels are based on such factors as the individual officer's level of responsibility, comparisons to similar companies in the industry, and the performance of the Company and individual executives.

ANNUAL INCENTIVE COMPENSATION

         In the past the Compensation Committee has developed, with its compensation consultant, an annual incentive compensation plan for senior executives that was based upon the accomplishment of specific qualitative criteria and the achievement of established performance goals.

         The performance goals for 1996 were based upon gross revenues and earnings per share of the Company. Eligible executive officers could have earned incentive compensation determined as a sliding scale percentage of their respective base salaries conditioned and based upon the attainment of the performance goals. The potential percentage award varied among the eligible executive officers depending upon their respective base salaries.

         Because the 1996 performance goals were not achieved, no incentive compensation was paid to any Named Executive Officer other than two executives whose contracts specifically provided for the payment of bonuses for 1996 and one executive who performed exemplary services.

LONG-TERM INCENTIVES

         The Company's long-term incentive compensation takes the form of stock option grants. The Compensation Committee's position is that stock ownership by senior management is beneficial in aligning management's and stockholders' interests in the enhancement of share value. The awards made to Named Executive Officers in 1996 are set forth in the accompanying tables on pages 12 and 13.

CURRENT YEAR

         The Compensation Committee recognizes that 1997 has been and will continue to be a year of transition and change making it difficult to establish objective performance guidelines for executive officers. Consequently the Compensation Committee has not developed a compensation program for the current year and it will delay doing so until such time as it has developed performance-based policies reflective of the attainment of the Company's goals and objectives.

CHIEF EXECUTIVE OFFICER

         As indicated under the heading "Employment and Consulting Agreements", Mr. Schmitz resigned as the Company's Chief Executive Officer on November 15, 1996. The terms of the Separation Agreement were negotiated by the Compensation Committee and approved by the Board of Directors.

         Mr. Schmitz was eligible to earn incentive compensation of up to twenty-five percent (25%) of his base salary for 1996 depending upon the attainment of performance criteria based upon the gross revenues and earnings per share of the Company; however, because those criteria were not achieved, no incentive compensation was paid. Mr. Schmitz was not granted any new options in 1996; although the expiration dates of the options held by him were extended as part of the Separation Agreement.

         Section 162(m) of the Internal Revenue Code of 1986 as amended (the "Code"), adopted as part of the Revenue Reconciliation Act of 1993, generally limits to $1,000,000 the deduction that can be claimed by any publicly-held corporation for compensation paid to any "covered employee" in any taxable year beginning after December 31, 1993. Performance-based compensation is outside the scope of the $1,000,000 limitation and, hence, generally can be deducted by a publicly-held corporation without regard to amount; provided that, among other requirements, stockholder approval is obtained. The Compensation Committee believes that at the present time it is unlikely that the compensation paid to any Named Executive Officers in a taxable year which is subject to the deduction limit will exceed $1,000,000.

         In general, it is the intent of the Compensation Committee to assure the deductibility to the Company of executive compensation whenever possible and consistent with operational policies.

                  Compensation Committee
                  Neil E. Jenkins, Chairman
                  William T. O'Donnell, Jr.
                  Bruce Spector

                     COMPARISON CUMULATIVE PERFORMANCE GRAPH

PERFORMANCE GRAPH

         Set forth below is a line graph comparing the cumulative total stockholder return on the Company's Common Stock, based on the market price of the Common Stock with the total return index of the NASDAQ Stock Market and the total return index of NASDAQ Health Services Companies.

                          TOTAL RETURN TO STOCKHOLDERS
                     (ASSUMES $100 INVESTMENT ON 12/31/91)

                                  [LINE GRAPH]


TOTAL RETURN ANALYSIS

                              12/31/91       12/31/92       12/31/93       12/30/94       12/29/95       12/31/96
NEXTHEALTH INC.                $100.00        $ 28.91        $ 25.00        $ 17.97        $ 19.53        $ 16.80
NASDAQ HEALTH SERVICES         $100.00        $103.60        $119.52        $128.24        $162.89        $163.11
NASDAQ COMPOSITE (US)          $100.00        $116.38        $133.59        $130.59        $184.67        $227.16

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

         The following table sets forth, as of the Record Date, certain information with respect to the beneficial ownership of the Company's voting securities by (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of the Company's outstanding voting securities, (ii) each director (and nominee for director) of the Company, (iii) the Named Executive Officers, and (iv) all directors and executive officers of the Company as a group:


                                                                        AMOUNT AND NATURE OF              PERCENT OF
         NAME                                                           BENEFICIAL OWNERSHIP                  CLASS

                                             COMMON STOCK

AP NH LLC(1)                                                                 5,206,500                       37.8%
William T. O'Donnell, Jr.(2)                                                 2,279,490                       17.2
BIL (Far East Holdings) (3)                                                    842,900                        6.4
Richardson Greenshields Customer(4)                                            650,000                        5.0
Oppenheimer & Co. (Steven Kolow)(5)                                            605,000                        4.6
John H. Schmitz (6)                                                            596,684                        4.4
Dimensional Fund Advisors, Inc.(7)                                             526,500                        4.0
Neil E. Jenkins (8)                                                            166,989                        1.2
Livingston Platt (9)                                                           125,000                          *
Dr. Joseph R. Cruse(10)                                                         40,500                          *
Terry A. Stephens (11)                                                          25,000                          *
 George L. Ruff (12)                                                            18,500                          *
 Stephen L. Berger(13)                                                          17,500                          *
Lee S. Neibart (14)                                                             17,500                          *
W. Edward Scheetz (14)                                                          17,500                          *
Bruce Spector (14)                                                              17,500                          *
Alfred C. Trivilino (14)                                                        17,500                          *
Kenneth J. Whitaker(15)                                                         46,625                          *
All Named Executive Officers and
Directors as a Group(16)                                                     3,386,288                       22.5

                            SERIES A. PREFERRED STOCK

AP NH LLC                                                                       46,065                        100%

*Represents less than one percent (1%) of the Company's outstanding voting stock.

(1) Represents shares issuable upon the conversion of Series A Preferred Stock into Common Stock in accordance with the Preferred Stock Series Designation (4,606,500) and upon exercise of options held by AP NH and an affiliate to purchase 600,000 shares of Common Stock.
(2) Does not include 128,489 shares held in a trust the trustee of which is Mr. Jenkins, for the benefit of Mr. O'Donnell's children, and as to which Mr. O'Donnell disclaims any beneficial interest. Includes options which are exercisable within the next sixty (60) days to purchase 37,500 shares granted pursuant to the Company's 1992 Stock Option Plan and 26,500 shares granted pursuant to the Company's 1993 Non-Employee Directors Stock Option Plan. Mr. O'Donnell's address is c/o ODE, LLC, 144 Green Bay Road, Winnetka, Illinois 60093.
(3) As of December 31, 1993, the address of BIL (Far East Holdings) Ltd. is 2801 Three Exchange Square, Central Hong Kong. This information is based upon a Schedule 13G filing with the Securities and Exchange Commission dated January 22, 1993. The Company has not received copies of any more recent filings from BIL (Far East Holdings) Ltd.

(4) As of the Record Date, the Company has received no 13G or 13D filing for Richardson Greenshields.
(5) As of April 2, 1996, Mr. Kolow's address is c/o Michael S. Ross, Esq., Stroock & Stroock & Lavan, 100 Federal Street, Boston, Massachusetts 02110. This information is based upon a Schedule 13D filing as of April 2, 1996.
(6) Includes options to purchase 300,000 shares granted to Mr. Schmitz pursuant to the Company's 1990 and 1992 Stock Option Plans.
(7) As of February 5, 1997, the address of Dimensional Fund Advisors, Inc., is 1299 Ocean Ave., 11th Fl. Santa Monica, CA 90401. This information is based upon a Schedule 13G filing with the Securities and Exchange Commission.
(8) Includes options to purchase 34,500 shares granted to Mr. Jenkins pursuant to the Company's 1993 Non-Employee Directors Stock Option Plan. Also includes 128,489 shares held in a trust, of which Mr. Jenkins is trustee, for the benefit of Mr. O'Donnell's children.
(9) Includes options which are exercisable within the next sixty (60) days, to purchase 125,000 shares granted to Mr. Platt pursuant to the Company's 1992 Stock Option Plan.
(10) Includes options to purchase 40,500 shares granted to Dr. Cruse pursuant to the Company's 1993 Non-Employee Directors Stock Option Plan.
(11) Includes options, which are exercisable within the next sixty (60) days, to purchase 25,000 shares granted to Mr. Stephens pursuant to the Company's 1990 and 1992 Stock Option Plans.
(12) Includes options to purchase 18,500 shares granted to Mr. Ruff pursuant to the Company's 1993 Non-Employee Directors Stock Option Plan.
(13) Includes options to purchase 17,500 shares granted to Mr. Berger pursuant to the Company' s 1993 Non-Employee Directors Stock Option Plan.
(14) Includes options to purchase 17,500 shares each granted to Messrs. Neibart, Scheetz, Spector and Trivilino pursuant to the Company's 1993 Non-Employee Directors Stock Option Plan. Does not include 4,606,500 shares of Common Stock represented by the 46,065 shares of Series A Preferred Stock held by AP NH or the 600,000 shares of Common Stock represented by options held by AP NH as to which each of them disclaims any beneficial interest.
(15) Includes options, which are exercisable within the next sixty (60) days to purchase, 46,625 shares granted to Mr. Whitaker pursuant to the Company's 1990 and 1992 Stock Option Plans.
(16) Includes options, which are exercisable within the next sixty (60) days, to purchase 741,625 shares granted to members of this group pursuant to the Company's 1990, 1992 and Non-Employee Directors Stock Option Plans.

CERTAIN TRANSACTIONS

         In December 1994 the Company engaged in a business transaction with ODE, LLC, an Illinois limited liability company (the "Related LLC") owned by the Chairman of the Company's Board of Directors, then Chief Executive Officer and more than five percent (5%) stockholder, Mr. O'Donnell. The Company sold to and leased back from the Related LLC its closed Adolescent Center. Under these agreements, the Company sold its Adolescent Center to the Related LLC for the appraised and book value of $1 million and simultaneously leased the buildings back from the Related LLC for seven years at an annual cost of $150,000 payable in quarterly installments. The lease agreement grants the Company the option to both repurchase the buildings for fair market value and to renew the lease for an additional ten-year period.

         In accordance with the series designation for the Series A Preferred Stock, the Preferred Directors (Messrs. Neibart, Scheetz, Spector and Trivilino) are appointed by AP NH, LLC, a Delaware limited liability company ("APNH") as the holder of the outstanding Series A Preferred Stock. APNH is affiliated with AP LOM, LLC, a Delaware limited liability company ("Apollo Lender") which, on November 15, 1996, loaned the Company $8,090,000 ("Apollo Loan") at the same time as and as part of the related transaction by which APNH acquired its Series A Preferred Stock. In addition, the Company received a $5,000,000 standby commitment from the Apollo Lender subject to the Apollo Lender's good faith discretion and certain other conditions. The terms of the Apollo Loan are described in more detail in footnote 10 of the financial statements entitled "Long-term Debt and Financing Obligation", included in the Annual Report which accompanies this Proxy Statement.

         The Company does not engage in any transactions with its officers, directors, or five percent (5%) stockholders or their affiliates unless the transaction is approved by a majority of the disinterested and independent directors of the Company after full disclosure or is on terms no less favorable to the Company than would be available from an unaffiliated third party.


                       APPOINTMENT OF INDEPENDENT AUDITORS

         The Board of Directors has recommended the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1997. Ernst & Young LLP has served as the Company's independent auditors since 1988.

         Services provided to the Company and its subsidiaries by Ernst & Young LLP with respect to 1996 included the audit of the Company's consolidated financial statements and the 401(k) Plan, services related to filings with the Securities and Exchange Commission, and consultations on various tax, acquisition due diligence, and information systems matters.

         In the event stockholders do not ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the current fiscal year, such appointment will be reconsidered by the Audit Committee and the Board of Directors.

         Representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

         Ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for fiscal year 1997 will require the affirmative vote of at least a majority of the shares of common Stock represented in person or by proxy and entitled to vote at the Annual Meeting.

         Dr. Cruse and Mr. Jenkins will be elected as Common Directors if a quorum is present and they receive the affirmative vote of a plurality of the outstanding shares of the Common Stock of the Company (including shares of Common Stock represented by the Series A Preferred Stock on an "as converted" basis) present in person or represented by proxy at the meeting and entitled to vote on the election of directors. "Plurality" means that the two individuals who receive the largest number of votes cast are elected as directors.

         For this purpose, a stockholder voting through a proxy who abstains with respect to approval of Ernst & Young LLP is considered to be present and entitled to vote on such approval at the meeting, and is in effect a negative vote, but a stockholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on the approval of Ernst &Young LLP shall not be considered present and entitled to vote on such proposal.

         THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                                  OTHER MATTERS

Compliance with Section 16(a) of the Securities Exchange Act

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten-percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and NASDAQ. Offices, directors and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         The Company has adopted procedures to assist its officers and directors in complying with Section 16(a) of the Exchange Act, which includes assisting the officer or director in preparing forms for filing. Based solely on its review of the copies of such forms received by the Company, or written representations from certain reporting persons that no Form 5's were required for those persons, the Company believes that all filing requirements applicable to its officers, directors, and greater than ten-percent beneficial owners were complied with for the 1996 fiscal year.

OTHER BUSINESS

         As of the date of this Proxy Statement, the Company knows of no business that will be presented for consideration at the Annual Meeting other than that which has been referred to above. As to other business, if any, that may come before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the recommendation of the Board of Directors or if no such recommendation is given in the judgment of the person or persons voting the proxies.

                  STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

         Any proposal of a stockholder intended to be presented at the Company's 1998 Annual Meeting of Stockholders must be received by the Secretary of the Company by December 31, 1997, for inclusion in the Company's Proxy and Notice of Annual Meeting relating to the 1998 Annual Meeting.

                           AVAILABILITY OF 10-K REPORT

         The Company has filed its Form 10-K with the Securities and Exchange Commission for the year ended December 31, 1996. Portions of this report are being sent as part of the Annual Report to Stockholders which accompanies this Proxy Statement. A complete copy of the report is available free of charge to any stockholder by contacting:

                                 Bertha B. Kenny
                               Corporate Secretary
                                NextHealth, Inc.
                          16600 N. Lago Del Oro Parkway
                              Tucson, Arizona 85739
                                 (520) 792-5811


                             ADDITIONAL INFORMATION

         The cost of preparing, assembling, mailing and all other expenses of soliciting proxies in the enclosed form will be borne by the Company. In addition, directors, officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing, personal conversations, or by telephone or fax. The Company has employed Corporate Investor Communications, Inc., a proxy solicitation firm, to solicit proxies from brokers and banks at a cost of approximately $3,500 plus reasonable disbursements. The Company will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

                                       By order to the Board of Directors


                                       /s/ Bertha B. Kenny
                                       -------------------
                                       Bertha B. Kenny
                                       Secretary

April 28, 1997

                                      PROXY
                                NEXTHEALTH, INC.
                          16600 N. LAGO DEL ORO PARKWAY
                              TUCSON, ARIZONA 85739

The undersigned hereby appoints William T. O'Donnell, Jr. and Stephen L. Berger, and each of them, with power of substitution, to represent and to vote on behalf of the undersigned all of the shares of NextHealth, Inc. Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Hyatt Regency O'Hare, 9300 W. Bryn Mawr, Rosemont, Illinois on Wednesday, May 22, 1997 at 10:00 a.m. Central Daylight Time, and at any adjournment or adjournments thereof, hereby revoking all proxies heretofore given with respect to such stock, upon the following proposals as more fully described in the notice of and proxy statement for the meeting (receipt whereof is hereby acknowledged).

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR (1), (2) AND (3)

1.       ELECTION OF DIRECTORS

         FOR the nominees listed below ___ WITHHOLD AUTHORITY to vote for the nominees listed below ___

                 NOMINEES: JOSEPH R. CRUSE, M.D. NEIL E. JENKINS

(INSTRUCTIONS: To grant authority to vote for the nominees named above check the "FOR" line; to withhold authority for one of the nominees strike through such nominee's name).

2. PROPOSAL TO APPROVE THE SELECTION OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997

         FOR ___  AGAINST ___       ABSTAIN ___

3.       OTHER MATTERS

         FOR ___  AGAINST ___       ABSTAIN ___

         In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER, IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS (1), (2), AND (3).

                      (Please Sign and Date the Other Side)

Dated: __________, 1997                ________________________________________
                                       Signature



                                       ________________________________________
                                       Signature if held jointly


                                       Please sign exactly as name appears
                                       hereon. When shares are held by joint
                                       tenants, both should sign. When signing
                                       as attorney, executor, administrator,
                                       trustee or guardian, please give full
                                       title as such. If a corporation, please
                                       sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.



[Please return in the enclosed postage-paid envelope. I will ____ will not ____ attend the meeting.]